Exhibit 21

Entity Name	Jurisdiction of Formation
1. 1902 Federal Road, LLC	Delaware
2. 4045181 Canada Inc.	Ontario
3. Airfoil Technologies International-California, Inc.	Delaware
4. Airfoil Technologies International-Ohio, Inc.	Delaware
5. American General Aircraft Holding Co., Inc.	Delaware
6. Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
7. Arrow Internacional de Mexico S.A. de C.V.	Mexico
8. Arrow International CR, A.S.	Czech Republic
9. Arrow International Export Corporation	U.S. Virgin Islands
10. Arrow International Hungary Kft	Hungary
11. Arrow International Investment Corp.	Delaware
12. Arrow International, Inc.	Pennsylvania
13. Arrow International UK Limited	UK
14. Arrow Interventional, Inc.	Delaware
15. Arrow Medical Holdings B.V.	Netherlands
16. Arrow Medical Products, Ltd.	Pennsylvania
17. Astraflex Limited	UK
18. Bavaria Cargo Technologie GmbH	Germany
19. Cofraca Compagnie Francaise de Carburation	France
20. Compart Automotive B.V.	The Netherlands
21. DAS Nordisk	China
22. DAS Nordisk	Hong Kong
23. DAS Nordisk	Singapore
24. Distribuidora Arrow, S.A. de C.V.	Mexico
25. Hudson Euro Co. S.a.r.l.	Luxembourg
26. Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
27. ICOR AB1	Sweden
28. IH Holding LLC	Delaware
29. Industrias Hudson S. de R.L. de C.V.	Mexico
30. Inmed Manufacturing Sdn. Bhd.	Malaysia
31. Laboratories Pharmaceutiques Rusch France SARL	France

Entity Name	Jurisdiction of Formation
32. Mal Tool & Engineering Limited	UK
33. Medical Service GmbH	Germany
34. Mediland Rusch Care S.r.l.	Italy
35. Morse Controls Ltd	UK
36. Nordisk Asia Pacific Ltd	Hong Kong
37. Nordisk Asia Pacific Pte Ltd	Singapore
38. Nordisk Aviation Products	Taiwan
39. Nordisk Aviation Products A/S	Denmark
40. Nordisk Aviation Products AS	Norway
41. Nordisk Aviation Products (Kunshan) Ltd	China
42. Nordisk Aviation Products Belgie NV	Belgium
43. Osprey Insurance Company	Arizona
44. Productos Aereos, S.A. de C.V.	Mexico
45. Regal Sky	Hong Kong
46. Rusch Asia Pacific Sdn. Berhad[2]	Malaysia
47. Rusch Austria GmbH	Austria
48. Rusch Manufacturing Sdn. Berhad	Malaysia
49. Rusch Mexico, S.A. de C.V.	Mexico
50. Rusch Poland Spzoo	Poland
51. Rusch Uruguay Ltda.	Uruguay
52. Rusch-Pilling Limited	Canada
53. Sierra International Inc.	Illinois
54. Simal SA	Belgium
55. Sometec Holdings, S.A.S.	France
56. Sometec	France
57. Specialized Medical Devices, LLC[3]	Delaware
58. Technology Development Corporation	Pennsylvania
59. Technology Holding Company	Delaware
60. Technology Holding Company II	Delaware
61. Technology Holding Company III	Delaware
62. Telair International AB [4]	Sweden
63. Telair International GmbH	Germany
64. Telair International Incorporated[5]	California

Entity Name	Jurisdiction of Formation
65. Telair International Incorporated	Delaware
66. Telair International Services PTE LTD	Singapore
67. Teleflex Aerospace — Tourolle[6]	France
68. Teleflex Aviation Products AS	Norway
69. Teleflex Canada Inc.	Canada
70. Teleflex Canada LP	Canada
71. Teleflex Funding Corporation	Delaware
72. Teleflex Holding Company[7]	Canada
73. Teleflex Holding Company II	Delaware
74. Teleflex Holding Netherlands B.V.	Netherlands
75. Teleflex Holding Singapore Pte. Ltd.	Singapore
76. Teleflex Lux Holding S.a.r.l.	Luxembourg
77. Teleflex Marine France SARL[8]	France
78. Teleflex Medical Asia Pte Ltd.[9]	Singapore
79. Teleflex Medical BV	Netherlands
80. Teleflex Medical BVBA[10]	Belgium
81. Teleflex Medical (Canada) Ltd[11]	Canada
82. Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
83. Teleflex Medical EDC BVBA[12]	Belgium
84. Teleflex Medical Europe Limited	Ireland
85. Teleflex Medical GmbH	Germany
86. Teleflex Medical GmbH[13]	Switzerland
87. Teleflex Medical Hellas s.a.[14]	Greece
88. Teleflex Medical Incorporated[15]	California
89. Teleflex Medical Japan, Ltd.[16]	Japan
90. Teleflex Medical L.P.[17]	Canada
91. Teleflex Medical Private Limited	India
92. Teleflex Medical (Proprietary) Limited[18]	South Africa
93. Teleflex Medical SAS[19]	France
94. Teleflex Medical, S.A.[20]	Spain
95. Teleflex Medical Sdn. Bhd.[21]	Malaysia
96. Teleflex Medical s.r.l.	Italy
97. Teleflex Medical, s.r.o.[22]	Slovakia

Entity Name	Jurisdiction of Formation
98. Teleflex Medical Trading (Shanghai) Company Ltd	China
99. Teleflex Medical Tuttlingen GmbH[23]	Germany
100. Teleflex Morse Limited	UK
101. Teleflex (NZ) Limited[24]	New Zealand
102. Teleflex Pte. Ltd.[25]	Singapore
103. Teleflex PTY LTD[26]	Australia
104. Teleflex Swiss Holding GmbH	Switzerland
105. TFX Automotive LTD[27]	UK
106. TFX Beteiligungsverwaltungs GmbH	Germany
107. TFX Engineering Ltd.	Bermuda
108. TFX Equities Incorporated	Delaware
109. TFX Financial Services	Ireland/UK
110. TFX Group Limited	UK
111. TFX Group LLC	Delaware
112. TFX Grundstücks- und Beteiligungsverwaltungs GmbH & Co. KG	Germany
113. TFX Holding Corp.
114. TFX Holding LP	Canada
115. TFX Holding GmbH	Germany
116. TFX International Corporation	Delaware
117. TFX International SAS[28]	France
118. TFX Marine Incorporated	Delaware
119. TFX North America Inc.	Delaware
120. TFX Medical Limerick	Ireland
121. TFX Medical Wire Products, Inc.	Delaware
122. TFX Scandinavia AB29	Sweden
123. The Stepic Medical Distribution Corporation	New York
124. United Parts Driver Control Systems B.V.	The Netherlands
125. United Parts Group B.V.	The Netherlands
126. United Parts s.a.	France
127. Victor Huber GmbH	Germany
128. W. Pabisch GmbH & Co. kg	Germany
129. Willy Rusch GmbH	Germany
130. Willy Rüsch + Seidel Medicalprodukte GmbH[30]	Germany
131. WIRUTEC Rusch Medical Vertriebs GmbH	Germany

[1]	Formerly Steamer Holding AB

[2]	Formerly Inmed (Malaysia) Holdings Sdn. Berhad

[3]	Formerly Teleflex Holding, LLC

[4]	Formerly Scandinavian Bellyloading Co. AB

[5]	Formerly The Talley Corporation. Trades as Teleflex Control Systems

[6]	Formerly Sermatech-Tourelle S.A.

[7]	Formerly GFI Control Systems Inc.

[8]	Formerly CETREK France Sarl

[9]	Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.

[10]	Formerly W. Pabisch NV

[11]	Formerly Pilling Weck (Canada) Ltd.

[12]	Formerly Arrow International EDC NV

[13]	Formerly Arrow Swiss GmbH

[14]	Formerly Arrow Hellas A.E.E.

[15]	Formerly Hudson Respiratory Care Inc.

[16]	Formerly Arrow Japan, Ltd.

[17]	Formerly Pilling Weck Canada L.P.

[18]	Formerly Arrow Africa (Pty) Limited

[19]	Formerly Rusch Pilling S.A.

[20]	Formerly Rusch Medica Espana SA

[21]	Formerly Rusch Sdn. Berhad

[22]	Formerly Arrow Slovensko Piešt’any s.r.o.

[23]	Formerly KMedic Europe GmbH

[24]	Formerly Teleflex Morse (NZ) Limited

[25]	Formerly Teleflex Morse Pte. Ltd.

[26]	Formerly Teleflex Morse PTY Limited

[27]	Formerly S.J. Clark (Cables) Limited. Trades as Clarks Cables.

[28]	Formerly Rusch International SA

[29]	Formerly TFX Controls AB

[30]	Formerly Meddig Medizintechnik Vertriebs GmbH and Willy Rüsch Medical GmbH

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